UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 10, 2017
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INSEEGO CORP.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	000-31659	81-3377646
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer identification number)
9605 Scranton Road, Suite 300
San Diego, California 92121
(Address of principal executive offices) (Zip Code)

(858) 812-3400
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.
On April 10, 2017, judgment was entered in favor of Novatel Wireless, Inc. (“Novatel Wireless”) in the patent infringement lawsuit brought by Carucel Investments, L.P. (“Carucel”) (Carucel Investments, L.P. v. Novatel Wireless, Inc., et. al., U.S.D.C. S.D. California, Civil Action No. 16-cv-118-H-KSC). The jury found that Novatel Wireless’ MiFi mobile hotspot devices do not infringe any of the asserted claims in the four patents owned by Carucel. Novatel Wireless is a wholly-owned subsidiary of Inseego Corp. (the “Company”). Carucel, a non-practicing entity, has indicated that it intends to appeal. The Company does not believe there is merit to an appeal by Carucel and intends to vigorously defend any appeal. However, there can be no assurance as to the ultimate outcome of any appeal or other future judgment in this case, and an adverse judgment could have a material adverse effect on the Company’s business, results of operations, financial condition and cash flows.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSEEGO CORP.

By:	/s/ Lance Bridges
Lance Bridges
Senior Vice President, General Counsel and Secretary

Date: April 11, 2017